COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT, (this “Agreement”) is made this 18th day of April, 2011, by and between Rada Advisors, Inc. and Olympus Capital Group, LLC (“Sellers”), shareholders (as set forth on Schedule A) of Cardio Vascular Medical Device Corp., (“Company”) a Nevada Corporation, and Thomas DiCicco, (the “Purchaser”).

RECITALS

A. The Sellers are the owners of an aggregate of 125,000,000 shares representing approximately 62.8% (collectively, the "Shares") of the outstanding common stock (the "Common Stock") of the Company.

B. The Purchaser desires to purchase from the Sellers, and the Sellers desire to sell to the Purchaser, the Sellers' entire right, title and interest in and to the Shares, for an aggregate purchase price of $200,000, in accordance with the terms and provisions and subject to the conditions set forth herein (the "Transaction").

NOW, THEREFORE, in consideration of the representations, warranties and agreements contained herein and for other good and valuable consideration, the receipt and legal adequacy of which is hereby acknowledged, the parties agree:

1. Agreement to Purchase.  Subject to the terms and conditions of this Agreement, the Sellers agree to sell the Shares for total cash consideration of Two Hundred Thousand Dollars (U.S.) ($200,000.00) (the “Purchase Price”) .

2. Closing.  The closing of the sale of the Shares under this Agreement (the "Closing") shall occur as promptly as possible following the receipt by the Escrow Agent of: (i) the Purchase Price from the Purchaser by a wire transfer of immediately available funds in accordance with wire transfer instructions to be provided by the Escrow Agent prior to the Closing, (ii) the signed Promissory Notes,  (iii) stock certificates representing the Shares from each of the Sellers; and (iv) such other documents as reasonably requested by Buyer’s counsel to facilitate title to the Shares to Purchaser.  The Closing shall occur on May 13, 2011.

3.  At Closing, Hostelley shall resign from  the Board of the Company and shall appoint two members of the Board of Directors who will be selected by the Purchaser.  The  Board of Directors  has approved a the issuance of the Promissory Notes and the conversion thereof into 2% (of the post closing reverse stock split ) common shares outstanding.

4. Return of Escrow.  If the Closing does not occur by May 13, 2011 the Escrow Agent shall deliver the Escrow Shares to Sellers and return the  Purchase Price of $200,000 to Purchasers.

5. Representations, Warranties and Covenants of the Purchaser.  In order to induce the Sellers to enter into this Agreement, the Purchaser represents and warrants to the Sellers, and covenants for the benefit of the Sellers, as follows:

(a) Due Authorization.  This Agreement has been duly authorized, validly executed and delivered by the Purchaser and constitutes the valid and binding agreement and obligation of the Purchaser enforceable against the Purchaser in accordance with its respective terms, subject to limitations on enforcement by general principles of equity and bankruptcy or other laws affecting the enforcement of creditors' rights generally.

(b) Securities Acquired for Investment.

(i) The Purchaser understands that the Shares are being offered and sold to it in reliance on specific provisions of federal and state securities laws and that the Sellers are relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein for purposes of qualifying for exemptions from registration under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws.

(ii) The Purchaser is an "accredited investor" as defined under Rule 501 of Regulation D promulgated under the Securities Act.

(iii) The Purchaser (x) is and will be acquiring the Shares for the Purchaser's own account, and not with a view to any resale or distribution of the Shares, in whole or in part, in violation of the Securities Act or any applicable securities laws and (y) has not offered or sold any portion of the Shares and has no present intention or agreement to divide the Shares with others for purposes of selling, offering, distributing or otherwise disposing of the Shares.

(iv) The Purchaser (x) is capable of evaluating the risks and merits of an investment in the Company by virtue of its experience as an investor and its knowledge, experience and sophistication in financial and business matters; (y) recognizes that the Purchaser's investment in the Company involves a high degree of risk; and (z) is capable of bearing the entire loss of its investment in the Shares.

(v) The Purchaser has reviewed the Company's Annual Report on Form 10-KSB, Quarterly Reports on Form 10-QSB, Current Reports on Form 8-K, registration statements and other reports recently filed by the Company with the Securities and Exchange Commission.

(vi) The Purchaser has had an opportunity to meet with and to ask questions of the Company's officers and directors in connection with its proposed purchase of the Shares.

(vii) The Purchaser acknowledges that no specific representations or warranties regarding the Company or its prospects have been made to it by any officer or director of the Company or by the Sellers and that the Purchaser is relying solely on its own evaluation in making an investment in the Company.

(c) Exemption from Registration; Restrictive Legend.  It is acknowledged that the offer and sale of the Shares by the Sellers hereunder is intended to be exempt from registration under the Securities Act by virtue of Section 4(1) of the Securities Act.  The Purchaser understands that the Shares have not been, and may never be, registered under the Securities Act; that the Shares cannot be sold, transferred, assigned, pledged or subjected to any lien or security interest unless they are first registered under the Securities Act and such state and other securities laws as may be applicable or in the opinion of counsel for the Company an exemption from registration under the Securities Act is available (and then the Shares may be sold, transferred, assigned, pledged or subjected to a lien, security interest or other encumbrance of any nature whatsoever only in compliance with such exemption and all applicable state and other securities laws); and that the following legend will be placed upon the certificate for such shares of the Common Stock:

THE SALE AND ISSUANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER THE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION.  NEITHER THESE SECURITIES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, UNLESS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH  REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE AND OTHER SECURITIES LAWS.

(d) Broker-Dealer Status.  The Purchaser is neither a registered broker-dealer nor an affiliate of any member broker-dealer firm of the National Association of Securities Dealers, Inc.

(e) Compliance with Laws.  The Purchaser covenants and agrees, after purchasing the Shares and thereby becoming a shareholder of the Company, to comply with all applicable laws with respect to his ownership of the Shares.

6. Representations, Warranties and Covenants of the  Sellers.  Each of the Sellers represent and warrant to the Purchaser, and covenant for the benefit of the Purchaser, as follows:

(a) Organization and Power.  Each of the Sellers is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby.

(b) Due Authorization.  This Agreement has been duly authorized, validly executed and delivered by each of the Sellers and constitutes the valid and binding agreement and obligation of the Sellers enforceable against the Sellers in accordance with its respective terms, subject to limitations on enforcement by general principles of equity and bankruptcy or other laws affecting the enforcement of creditors' rights generally.

(c) Validity.  This Agreement has been validly executed and delivered by the Sellers and is a valid and binding agreement and obligation of the Sellers enforceable against the Sellers in accordance with its terms, subject to limitations on enforcement by general principles of equity and bankruptcy or other laws affecting the enforcement of creditors' rights generally.

(d) Ownership.  The Sellers are the legal, beneficial and registered owner of the Shares, free and clear of any liens, security interests, charges or other encumbrances of any nature whatsoever.  The Shares are validly issued, fully paid and non-assessable.

(e)  No Conflict.  The execution, delivery and performance by the Sellers of this Agreement, and the consummation of the transactions contemplated hereby, will not (i) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligations or other agreements of the Sellers, or (ii) violate any provision of law applicable to the Sellers.

(f) Governmental Consents.  No registration, filing with the consent or approval of, or other action by, any federal, state or other governmental authority, agency, regulatory body, third party or other Person is or will be required in connection with the execution, delivery and performance by the Sellers of this Agreement and the consummation of the transactions contemplated hereby.

7.  Representations, Warranties and Covenants of the Company.  The Company represents and warrants as follows:

(a) Public Disclosures.  The Company is a publicly traded company that files reports and other information with the Securities and Exchange Commission (“SEC”) and whose shares of common stock are quoted on the OTC Bulletin Board under the symbol CVSL. To the knowledge of the Company, the Company’s filings with the Securities and Exchange Commission (“SEC”)  are true and complete and comply with the SEC's various reporting requirements.

(b) The authorized capitalization of the Company consists only of two hundred million (200,000,000) shares of common stock, of which 198,900,000 common shares are issued and outstanding.

(c) All issued and outstanding shares are legally issued, fully paid and non-assessable and are not issued in violation of the preemptive or other rights of any person.  There are no convertible securities, warrants or options authorized or issued, except for a convertible promissory note for $7,000 which converts into  2% of the outstanding shares of Common Stock of the Company post reverse stock split (at a split ratio to be determined by the nominees of the Purchaser who will be nominated to the Board of Directors of the Company as provided above)

(d) At Closing, the Company will have no subsidiaries.

(e) The books and records, financial and others, of the Company are in all material respects complete and correct and have been maintained in accordance with good business accounting practices; and the Company no liabilities with respect to the payment of any country, federal, state, county, or local taxes; and the Company shall have no liabilities and/or payables of no more than $15,000 and which are detailed on Schedule 7(e) hereof.

(f) To the best knowledge of the Company, there are no other actions, suits, proceedings or investigations pending or threatened by or against or affecting the Company or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign or before any arbitrator of any kind that would have a material adverse affect on the business, operations, financial condition or income of the Company.  The Company is not in default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

(g) The Company is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of the Company, and there is no event of default in any material respect under any such contract, agreement, lease or other commitment in respect of which The Company has not taken adequate steps to prevent such a default from occurring.

(h) The information concerning the Company as set forth in this Agreement and in the attached Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made in light of the circumstances under which they were made, not misleading.

(i) The Company has good and marketable title to and is the sole and exclusive owner of all of its properties, inventory, interest in properties and assets, real and personal (collectively, the “Assets”) free and clear of all liens, pledges, charges or encumbrances.  The Company owns free and clear of any liens, claims, encumbrances, royalty interests or other restrictions or limitations of any nature whatsoever and all procedures, techniques, marketing plans, business plans, methods of management or other information utilized in connection with The Company’s business.   No third party has any right to, and the Company has not received any notice of infringement of or conflict with asserted rights of other with respect to any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names or copyrights which, singly on in the aggregate, if the subject of an unfavorable decision ruling or finding, would have a materially adverse affect on the business, operations, financial conditions or income of the Company or any portion of its properties, assets or rights.

(j) To the best knowledge of the Company, the Company’s common stock is DTC eligible.

(k) To the best of the Company’s knowledge and belief, the Company has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of The Company or would not result in the Company incurring material liability.

(l) The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which the Company is a party or to which any of its properties or operations are subject.

(m) Hostelley is the sole officer and director of the Company.

8. Conditions Precedent to the Obligation of the Sellers to Sell the Shares.  The obligation hereunder of the Sellers to sell the Shares to the Purchaser is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below.  These conditions are for the Sellers sole benefit and may be waived by the Sellers at any time in its sole discretion.

(a) This Agreement shall have been executed by the Purchaser and delivered to the Sellers.

(b) The Escrow Agent shall have received the funds and Promissory Note representing the Purchase Price on or before the close of business on May 11, 2011.

(c)The representations and warranties of the Purchaser set forth herein shall be true and correct at the time of the Closing.

(d) No statute, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(e) No third party action shall have been commenced which action challenges the consummation of the transactions contemplated hereby.

9. Conditions Precedent to the Obligation of the Purchaser to Purchase the Shares.

The obligation hereunder of the Purchaser to purchase the Shares is subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below.  These conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion:

(a) This Agreement shall have been executed by the Sellers and delivered to the Purchaser.

(b) The Escrow Agent shall have received certificates representing the Shares.

(c)  Purchaser shall pay legal fees to an attorney to render an opinion (the “Legal  Opinion”) that the Company is not a “shell company” as determined by Rule 405 of the Securities Act of 1933  (“Rule 405”).  The Purchaser represents that it will pay the fees for an attorney to perform such action, upon execution of this Agreement.

(d) The representations and warranties of the Sellers set forth herein shall be true and correct at the time of closing.

(e) No statute, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

(f) No third party action shall have been commenced which action challenges the consummation of the transactions contemplated hereby.

10.Governing Law; Jurisdiction; Waiver.

(a) This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida, U.S.A. applicable to agreements made and to be performed in that state, without regard to any of its principles of conflicts of laws or other laws which would result in the application of the laws of another jurisdiction.  This Agreement shall be construed and interpreted without regard to any presumption against the party causing this Agreement to be drafted.

(b) In connection with any action, suit or proceeding between the parties relating to this Agreement, or transactions contemplated hereby and thereby, each of the parties unconditionally and irrevocably consents to the exclusive jurisdiction of the courts of the State of Florida located in Palm Beach County and the Federal District Court for the Southern District of Florida.  Each of the parties hereto unconditionally and irrevocably waives any objection to venue in Palm  Beach, County or such district, and agrees that service or any summons, complaint, notice or other process relating to such suit, action or other proceeding may be effected in the manner provided in Section 9 hereunder.

(c) Each of the parties hereto hereby waives its rights to a jury trial of any claim or cause of action based upon or arising out of this Agreement, or the transactions contemplated hereunder including contract claims, tort claims, breach of duty claims and all other common law or statutory claims.  Each of the parties hereto hereby represents and agrees  that each has reviewed this waiver and each knowingly and voluntarily waives its rights to a jury trial following consultation with legal counsel.  In the event of litigation, a copy of this Agreement may be filed as a written consent to a trial by the court.

11. Notices.  All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement, or in connection with the transactions contemplated hereby and thereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows:  (a) if personally delivered, on the Business Day (as such term is hereinafter defined) of such delivery (as evidenced by the receipt of the personal delivery service); (b) if mailed by certified or registered mail return receipt requested, four (4) Business Days after the aforesaid mailing; (c) if delivered by overnight courier (with all charges having been prepaid), on the second Business Day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing); (d) on the second business day after delivery to a recognized international express courier company (with all charges having been prepaid); or (e) if delivered by facsimile transmission, on the Business Day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding Business Day (as evidenced by the printed confirmation of delivery generated by the sending party's telecopier machine).  For the purposes of this Agreement, the term "Business Day" means a day other than a Saturday, Sunday or a day on which banking institutions in the State of Florida are authorized or obligated by law or executive order to close.  If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 11), or the refusal to accept same, the notice shall be deemed received on the Business Day the notice is sent (as evidenced by a sworn affidavit of the sender).  All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable:

If to Sellers:

c/o JMS Law Group, PLLC
1000 Woodbury Road, Suite 110
Woodbury, NY 11797
Tel: 516.422.6285

If to Purchaser:
Hamilton & Associates Law Group, P.A.
101 Plaza Real, Suite 201 S
Boca Raton Florida 33432
Tel 561-416-8956

or to such other address as any party may specify by notice given to the other party in accordance with this Section 11.

12. Entire Agreement.  This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein.  This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by both of the parties.

13. Counterparts.  This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14. Waivers.  Any waiver by the Purchaser, on the one hand, and the Sellers, on the other hand, of any breach of or failure to comply with any provision or condition of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision or condition, or a waiver of any other breach of, or failure to comply with, any other provision or condition of this Agreement, any such waiver to be limited to the specific matter and instance for which it is given.  No waiver of any such breach or failure or of any provision or condition of this Agreement shall be effective unless in a written instrument signed by the party granting the waiver and delivered to the other party hereto in the manner provided for hereunder in Section

15.  No failure or delay by either party to enforce or exercise its rights hereunder shall be deemed a waiver hereof, nor shall any single or partial exercise of any such right or any abandonment or discontinuance of steps to enforce such rights, preclude any other or further exercise thereof or the exercise of any other right .

16. Assignment.  This Agreement and the rights and obligations hereunder may not be assigned by any party hereto without the prior written consent of the other parties hereby.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, permitted assigns, heirs, estate and legal representatives.

17. Headings.  The section headings contained in this Agreement are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement.  Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.  References to the singular shall include the plural and vice versa.

IN WITNESS WHEREOF, this Agreement was duly executed on the date first written above.

SELLERS:

Rada Advisors, Inc.

By:___________________
    Jeff Stein President

Olympus Capital Group, LLC

By:____________________
      Steve Grivas, Managing Member

Cardio Vascular Medical Device Corp.

By:________________________
        David Hostelley, President

PURCHASER:

_________________________
By: Thomas DiCicco, an individual